TECHNOCONCEPTS, INC.

PLACEMENT AGENT AGREEMENT

Dated: June 28, 2007

Westminster Securities Corporation
100 Wall Street
New York, NY 10005

TriPoint Global Equities, LLC
17 State Street, 16th Floor
New York, NY 10004

Ladies and Gentlemen:

The undersigned, TechnoConcepts, Inc., a Colorado corporation (the “Company”), proposes to issue and sell up to $3,000,000 of investment units (“Units”) (the “Maximum Offering”) in a private placement for which you, Westminster Securities Corp. (“Westminster”) and TriPoint Global Equities, LLC (“TriPoint”) (each a “Placement Agent” and collectively, the “Placement Agents”), shall act as co-placement agents. The terms and conditions of the sale, issuance, and rights held by the securities underlying these Units are as set forth in the subscription agreements among the Company and the investors in the offering (“Investors”), which shall be prepared by the Company and subject to the approval of the Placement Agents (together with all exhibits, schedules and supplements thereto, the “Subscription Documents”). The Units, the 10% Promissory Note forming a part of the Units (“Notes”), the common stock underlying the Notes (“Shares”), the warrants forming a part of the Units (“Warrants”), the common stock underlying the Warrants (“Warrant Shares”), and the Placement Agent Warrants (as hereinafter defined) are referred to collectively herein as the “Equity”.

The offering of Units in the Company (the “Offering”) will be conducted on a “best efforts” basis up to the Maximum Offering. Fractional Units may be sold at the discretion of the Company. As used herein, including with respect to the representations and warranties contained herein, unless the context otherwise requires, the term “Company” shall include the Company together with all of its direct and indirect wholly owned subsidiaries, and all representations and warranties of the Company herein shall also be deemed made on behalf of and with respect to each such subsidiary of the Company, except where the context indicates that such representation and warranty applies only to the Company, including, without limitation, any representations and warranties relating to the capital stock of the Company. This Placement Agent Agreement (“Agreement”) is to confirm the arrangements with the Placement Agents with respect to the sale of the Units by the Placement Agents as exclusive agents for the Company in the Offering.

The Offering will not be registered with the Securities and Exchange Commission (“SEC”) nor with any state securities authority, but rather will be offered as a private placement pursuant to an exemption from registration under Regulation D (“Regulation D”) promulgated under Section 4(2) and Rule 506 of the Securities Act of 1933, as amended (“Securities Act”), and available state securities law exemptions. The Units are to be sold in the Offering only to “accredited investors”, as that term is defined in Regulation D, pursuant to the Subscription Documents.

SECTION 1. Description of Capital Stock. The Equity shall conform in all respects to descriptions thereof contained in the Subscription Documents.

SECTION 2. Representations and Warranties of the Company. The Company hereby represents, warrants and covenants with the Placement Agents as follows:

(a) The Subscription Documents, copies of which will be delivered to the Placement Agents, will be carefully prepared to disclose or incorporate by reference all information concerning the Company which would be material to an investment decision by a reasonable investor. The date on which the Offering is authorized by the Company to commence is June 28, 2007 and is herein called the “Commencement Date.” The time and date of each issuance of Units hereunder is herein called an “Issuance Date” or a “Closing.”

(b) The Company is duly incorporated and validly existing as a corporation in good standing under the laws of the state of its incorporation, having corporate power and authority to own its properties and conduct its business and is duly qualified and in good standing in each foreign jurisdiction where the conduct of its business so requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the financial condition, results of operations, assets or business of the Company or the Material Subsidiaries, taken as a whole (a “Material Adverse Effect”). No direct or indirect rights to acquire Common Stock exist, except as have been previously disclosed to the public or as disclosed in the Subscription Documents.

(c) The unaudited financial statements of the Company for the periods ended March 31, 2007 and December 31, 2006, and the audited financial statements of the Company for the years ended September 30, 2006 and 2005, each included in the SEC Reports (defined below) (collectively, the “Financial Statements”), fairly present in all material respects the information purported to be shown therein of the Company, at the respective dates to which they apply; and such Financial Statements have been prepared in conformity with GAAP consistently applied throughout the periods involved and are in accordance in all material respects with the books and records of the Company.

(d) The assets of the Company, as shown in the Financial Statements, are owned by the Company with good title, free and clear of all liens, encumbrances and equities of record or otherwise, except (i) those specifically referred to in the Subscription Documents, (ii) those which do not materially adversely affect the use or value of such assets, (iii) the lien of current taxes not now due or which are being contested in good faith and for which adequate reserves have been set aside and (iv) those disclosed in the Financial Statements or elsewhere in the Subscription Documents. The Company has the full corporate right, power and authority to maintain and operate its business and properties as the same are now operated or proposed to be operated and is complying with all laws, ordinances and regulations applicable thereto, except where the failure to so comply would not have a Material Adverse Effect.

(e) There are no actions, suits or proceedings at law or in equity pending, or to the Company’s knowledge, threatened, against the Company before or by any federal or state commission, regulatory body, administrative agency or other governmental body wherein, either in any case or in the aggregate, an unfavorable ruling, decision or finding would have a Material Adverse Effect which are not disclosed in the Subscription Documents or the SEC Reports.

(f) The execution and delivery by the Company of this Agreement, the consummation and performance of the transactions herein contemplated, and compliance with the terms of this Agreement by the Company will not conflict with, result in a material breach of, or constitute a material default under, the Certificate of Incorporation or the bylaws of the Company, in each case as amended, or any indenture, mortgage, deed of trust or other agreement or instrument to which the Company is now a party or by which it or any of its assets or properties is bound and which is filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended September 30, 2006, or any other periodic or current report filed by the Company with the Securities and Exchange Commission since September 30, 2006 (the “SEC Reports”) (such agreements or instruments, the “Material Contracts”), or any law, order, rule, regulation, writ, injunction, judgment or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its business or properties, to the extent that such conflict, breach or default could have a Material Adverse Effect.

(g) Except as set forth in the Subscription Documents or the SEC Reports, all material licenses, permits and approvals referred to in the Subscription Documents or the SEC Reports (including the Financial Statements) (the “Permits”) have been obtained and are valid and in full force and effect. There are no proceedings pending, or to the knowledge of the Company threatened, seeking to cancel, terminate or limit such Permits. Neither the Company nor, to the knowledge of the Company, any other party is in default under any of the Material Contracts, and to the knowledge of the Company, no event has occurred which with the passage of time or the giving of notice, or both, would constitute a default thereunder.

(h) Except as described in the Subscription Documents or the SEC Reports, the Company has timely filed all federal, state and local tax returns required to be filed, including without limitation, all sales tax returns, or has obtained extensions thereof and has paid, or is contesting in good faith, all taxes shown on such returns.

(i) The Company shall use the net proceeds from the sale of the Units hereunder primarily as described in the Subscription Documents. The Company will not use any proceeds from the sale of the Units for the satisfaction of any indebtedness for borrowed money, to redeem any Common Stock or Common Stock Equivalents or to settle any litigation outstanding as of any Closing.

(j) The SEC Reports describe all material patents, trademarks, trade names, copyright registrations and applications therefor now or heretofore used or presently proposed to be used in the conduct of the business of the Company and the failure of which the Company to have would have a Material Adverse Effect (the “IP Rights”). Except as set forth in the SEC Reports: (i) the Company owns or possesses adequate licenses or other valid rights to use all IP Rights necessary to the conduct of the business of the Company as presently being conducted; (ii) the validity of such IP Rights and the rights of the Company thereto have not been questioned in any litigation to which the Company is or has been a party, nor, to the best knowledge of the Company, is any such litigation threatened, other than as set forth in the SEC Reports; (iii) to the best knowledge of the Company, the conduct of the business of the Company as now conducted does not and will not conflict with IP Rights of others in any way which has or might reasonably be expected to have a Material Adverse Effect; and (iv) no proceedings are pending against the Company nor, to the best knowledge of the Company, are any proceedings threatened against the Company, alleging any violation of IP Rights of any third person. The Company does not know of (x) any use that has heretofore been or is now being made of any IP Rights owned by the Company, except by the Company, any licensor of such IP Rights to the Company or by a person duly licensed by the Company to use the same under an agreement described in the SEC Reports or (y) any material infringement of any IP Right owned by or licensed by or to the Company. To the best knowledge of the Company, all IP Rights heretofore owned or held by any agent, independent contractor, employee or officer of the Company or any subsidiary thereof and used in the business of the Company in any manner have been duly and effectively transferred to the Company. The consummation of the transactions contemplated by this Agreement will not alter or impair the rights and interests of the Company in any of the IP Rights.

(k) All of the representations, agreements and warranties in this Section 2 shall survive delivery of and payment for all or any part of the Units for two years from and after such delivery and payment.

(l) The Company has no subsidiaries other than as disclosed in the Subscription Documents.

(m) All of the SEC Reports were true and correct in all material respects upon the dates of filing thereof except as subsequently amended or disclosed in the SEC Reports.

SECTION 3. Issuance, Sale and Delivery of the Units.

(a) The Company hereby agrees to sell the Units directly to subscribers identified by the Placement Agents on a “best efforts” basis with respect to the remaining Units up to the Maximum Offering. The offering will commence on the Commencement Date and continue until terminated by the Company. The Units will be offered for cash and delivery of the purchase price for the Units and the certificates representing the Notes and Warrants shall be pursuant to the procedures set forth in the Subscription Documents.

(b) As their basic compensation, the Placement Agents shall receive (i) cash compensation equal to ten percent (10%) of the gross cash proceeds received by the Company from the sale of Units, as commission, which commission shall be allocated as follows: 2% to Westminster and 8% to TriPoint; and (ii) additional compensation in the form of warrants (“Placement Agent Warrants”) to purchase shares of Common Stock, in an amount equal to 10% of the Shares and Warrant Shares underlying Units sold in the Offering, which warrants shall be allocated as follows: 2.5% to Westminster or its designees and 7.5% to TriPoint or its designees. The Placement Agent Warrants shall have their exercise price, registration, anti-dilution and other rights identical to the Warrants. They shall be exercisable any time from the Issuance Date through the last expiration date of any of the Warrants, and shall be exercisable via cashless exercise at any time in which they are not registered in an effective registration statement but are otherwise eligible for resale pursuant to Rule 144 or another exemption from registration then in effect. Cash compensation shall be paid in full on the Issuance Date with respect to gross proceeds for Units deliverable on such date.

(c) The parties hereto represent that at the Issuance Date, the representations and warranties herein contained, and the statements contained in all certificates theretofore or simultaneously delivered by any party to another pursuant to this Agreement, shall be true and correct, except as otherwise disclosed in any certificate delivered on the Issuance Date.

SECTION 4. Covenants of the Company. The Company covenants and agrees with the Placement Agents that:

(a) On the Commencement Date, and on each Issuance Date, the Subscription Documents (as amended or as supplemented, if the same shall have been amended or supplemented) will not (i) contain an untrue statement of a material fact and will not omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (ii) contain any material, non-public information required to be disclosed to the general public in order to comply with Regulation FD promulgated under the Securities Exchange Act of 1934, as amended, unless all recipients of the Subscription Documents execute a confidentiality agreement in form and substance acceptable to the Company and the Placement Agents, prior to receipt of the Subscription Documents.

(b) The Company will prepare promptly upon the reasonable request of the Placement Agents, such amendments or supplements to the Subscription Documents, in such form as in the opinion of the respective counsel to the Placement Agents may be reasonably necessary or advisable in connection with the Offering. In addition, if at any time prior to the last date on which Units shall be issued, (i) an event relating to or affecting the Company shall have occurred which, in the judgment of the Company or in the opinion of the respective counsel for the Placement Agents, would cause the Subscription Documents as then in effect to include an untrue statement of a material fact or to omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or (ii) it is otherwise necessary to amend or supplement the Subscription Documents, the Company shall promptly notify the Placement Agents of the occurrence and shall promptly prepare and deliver to the Placement Agents, without charge, sufficient copies of any amended or supplemented Subscription Documents, and shall use its reasonable best efforts to cause the appropriate state securities authorities to take any required action with regard to any amendment as may be necessary to permit the lawful use of the Subscription Documents, as so amended and supplemented, in connection with the Offering.

(c) The Company’s counsel shall prepare and file any necessary filings, in the reasonable opinion of Company’s counsel or Placement Agents’ counsel, under the state securities, or so-called “blue sky” laws and regulations (the “Blue Sky Laws”) and the Company shall pay the filing fees and all other expenses in connection with any such qualification in such jurisdictions as the Placement Agents shall designate, and to continue such qualification in effect so long as required for the purposes of the Offering; provided, however, that the Company shall not be required to qualify as a foreign corporation or to file a consent to service of process in any jurisdiction in any action other than one arising out of the offering or sale of the Units. The Company will provide copies to the Placement Agents of all documents, exhibits and information filed in connection with the qualification of the Units for sale under the Blue Sky Laws.

(d) The Company, at its own expense, will give and continue to give such financial statements and other information to and as may be required by the proper public bodies of the jurisdictions in which the Offering may be qualified.

(e) The Company will pay all fees, taxes (excluding any taxes on the income or revenue of the purchasers of the Units) and expenses incident to the preparation and distribution of the Subscription Documents, the establishment of the escrow account with the Escrow Agent, the issuance of the Units and the fees and expenses of counsel and accountants for the Company. The Company will pay all of the Placement Agents’ accountable fees and expenses (including legal, due diligence, printing, mailing, travel, entertainment, etc), payable at the earlier of each Closing or twenty days following receipt of invoice. The Company will additionally pay the Placement Agents for their non-accountable fees and expenses at the rate of one percent (1%) of the gross proceeds received by the Company from the sale of the Units, payable at each Closing and allocated as follows: 0.5% to Westminster and 0.5% to TriPoint. In the event that any payment due to the Placement Agents or their respective counsel hereunder shall not be made when due, interest shall accrue on the unpaid balance of such overdue payments at the rate of twelve percent (12%) per annum until paid.

(f) The form of Subscription Documents, Notes, Warrants and Placement Agent Warrants shall contain the registration rights, anti-dilution protection and such other information, representations, warranties and covenants as shall be reasonably acceptable to the Placement Agents.

(g) The Company shall not release any Offering documents or the Subscription Documents unless they are reasonably acceptable to the Placement Agents.

(h) Except as described in the SEC Reports or the Subscription Documents, all Permits will be valid on the Issuance Date, the Company shall in all material respects be complying therewith and there shall be no proceedings pending, or to the knowledge of the Company threatened, seeking to cancel, terminate, suspend or limit any such Permits.

(i) At each Issuance Date, the Company shall not have failed to qualify to do business as a foreign corporation in any jurisdiction where required, except where failure to so qualify would not have a Material Adverse Effect or where any qualification is required solely as a result of conducting business over the Internet.

(j) At the Commencement Date and at each Issuance Date, the Company will be validly existing as a corporation in good standing under the laws of the state of its incorporation, having corporate power and authority to own its properties and conduct its business, and will have a capitalization as described in the SEC Reports. Other than as described in the Subscription Documents or the SEC Reports, there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any person or entity any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Material Subsidiary is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock. Following the date of publication of the Subscription Documents and prior to the final Issuance Date, the only additional securities issued in addition to those described in the previous sentence shall be the Equity.

(k) At each Closing, (i) the Equity will conform, in all material respects, to all statements with regard thereto contained in the Subscription Documents, (ii) the Equity shall have been duly and validly authorized by proper corporate authority, (iii) each portion of the Equity, when issued, exercised and/or paid for (as applicable), or otherwise earned, each in accordance with its terms, will be validly issued, fully paid and nonassessable and (iv) all shares of Common Stock that comprise the Equity shall have been duly and validly reserved for issuance. The Company shall ensure that all exercises properly requested shall be effected promptly by the Company.

SECTION 5. Indemnification.

(a) The Company hereby agrees to indemnify and hold harmless the Placement Agents, their respective directors, officers, agents, employees, members, affiliates, counsel and each other person or entity who controls either of the Placement Agents within the meaning of Section 15 of the Securities Act (collectively, the “Agent Indemnified Parties”) from and against any and all losses, claims, damages or liabilities (or actions in respect thereof), joint or several, to which they or any of them may become subject under the Securities Act or any other statute or at common law, and to reimburse such Agent Indemnified Parties for any reasonable legal or other expense (including the cost of any investigation and preparation) incurred by them in connection with any litigation, whether or not resulting in any liability, but only insofar as such losses, claims, liabilities and litigation arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact required to be stated in the Subscription Documents, or omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading (including, but not limited to, any documents deemed to be incorporated into the Subscription Documents by reference), (ii) any breach by the Company of any representation, warranty or covenant contained herein, (iii) any matter otherwise relating to, arising out of or in connection with the Offering or (iv) Placement Agents’ service as Placement Agents hereunder; provided, however, that the indemnity provisions contained in this subsection (a) shall not apply to (x) amounts paid in settlement of any such litigation if such settlement is effected without the consent of the Company (which shall not be unreasonably withheld, delayed or denied), or (y) the Placement Agents or any other Agent Indemnified Parties in respect of any such losses, claims, damages, liabilities or actions (A) arising out of, or based upon any such untrue statement or alleged untrue statement, or any such omission or alleged omission, if such statement or omission was made in reliance upon information furnished in writing to the Company by the Placement Agents or such Agent Indemnified Parties specifically for use in connection with the preparation of the Subscription Documents or any amendment thereof or supplement thereto or (B) arising from the willful misconduct or gross negligence of the Placement Agents or any other Agent Indemnified Party.

(b) The Placement Agents, each individually with respect to themselves, hereby agree to indemnify and hold harmless the Company, its directors, officers, agents, employees, members, affiliates, counsel and each other person or entity who controls the Company within the meaning of Section 15 of the Securities Act (collectively, the “Company Indemnified Parties”) from and against any and all losses, claims, damages or liabilities (or actions in respect thereof), joint or several, to which they or any of them may become subject under the Securities Act or any other statute or at common law, and to reimburse such Company Indemnified Parties for any reasonable legal or other expense (including the cost of any investigation and preparation) incurred by them in connection with any litigation, whether or not resulting in any liability, but only insofar as such losses, claims, liabilities and litigation arise out of or are based upon such Placement Agent’s service as a Placement Agent hereunder; provided, however, that the indemnity provisions contained in this subsection (b) shall only apply to losses, claims, damages, liabilities or actions arising from the willful misconduct or gross negligence of such Placement Agent or any other applicable Agent Indemnified Party and shall not apply to amounts paid in settlement of any such litigation if such settlement is effected without the consent of such Placement Agent (which shall not be unreasonably withheld, delayed or denied).

(c) Each party will reimburse all the other’s Indemnified Parties for all reasonable expenses (including, but not limited to, reasonable fees and disbursements of counsel for the applicable Indemnified Parties) incurred by any such Indemnified Parties in connection with investigating, preparing and defending any such action or claim, whether or not in connection with pending or threatened litigation in connection with the transaction to which an Indemnified Party is a party, as such expenses are incurred or paid. Each party agrees, within thirty (30) days of receipt, to notify the other party in writing of the receipt of written notice of the commencement of any action against it or against any other Indemnified Parties, in respect of which indemnity may be sought from the other party on account of the indemnity provisions contained in this Section 5. In case any such action shall be brought against the any Indemnified Parties, the indemnifying party shall be entitled to participate in (and, to the extent that it shall wish, to direct) the defense thereof at its own expense, but such defense shall be conducted by counsel reasonably satisfactory to the Indemnified Parties.

(d) The indemnity provisions set forth herein, and the representations and warranties of each party set forth in this Agreement, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the other party, subject to the limitations contained herein, and shall survive the delivery of the Units, and any successor of any Indemnified Parties shall be entitled to the benefit of the respective indemnity provisions.

(e) In order to provide for just and equitable contribution in any case in which (i) any person entitled to indemnification under this Section 5 makes claim for indemnification pursuant hereto but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 5 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any such person in circumstances for which indemnification is provided under this Section 5, then and in each such case, the Company and the Placement Agent shall contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after any contribution from others) in such proportion so that the Placement Agents are responsible for an aggregate of ten percent (10.0%) of the gross proceeds received by the Company on account of the sale of such Units by the Placement Agents (being the Placement Agents’ cash commission, provided any such contribution shall be made pro rata based on each Placement Agent’s respective cash commission), and the Company is responsible for the remaining portion; provided however, that in any such case, no person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(f) Promptly after receipt by any party to this Agreement (or its representative) of notice of the commencement of any action, suit or proceeding, such party will, if a claim for contribution in respect thereof is to be made against another party (the “Contributing Party”), notify the Contributing Party in writing of the commencement thereof, but the omission to so notify the Contributing Party will not relieve it from any liability which it may have to any other party other than for contribution hereunder. In case any such action, suit or proceeding is brought against any party and such party so notifies a Contributing Party or his or its representative of the commencement thereof within the aforesaid period, the Contributing Party will be entitled to participate therein, with the notifying party and any other Contributing Party similarly notified. Any such Contributing Party shall not be liable to any party seeking contribution on account of any settlement of any claim, action or proceeding effected by such party seeking contribution without the written consent of such Contributing Party. The contribution provisions contained in this Section 5 are in addition to any other rights or remedies which the Company and the Placement Agents may have hereunder or otherwise.

SECTION 6. Effectiveness of Agreement. This Agreement shall become effective as of the date hereof.

SECTION 7. Conditions of the Placement Agents’ Obligations. The Placement Agents’ respective obligation to act as an agent of the Company hereunder, and the Placement Agents’ respective obligation to use their best efforts to find purchasers for the Units, shall be subject to the satisfactory completion of their due diligence examination and the accuracy, as of each Issuance Date, of the representations and warranties on the part of the Company herein contained, to the performance by the Company of all its agreements herein contained, to the fulfillment of or compliance by the Company with all covenants and conditions hereof, and to the following additional conditions:

(a) The Placement Agents shall not have disclosed in writing to the Company that the Subscription Documents or any amendment or supplement thereto contains an untrue statement of a fact which in the opinion of counsel to the Placement Agents, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(b) Between the date hereof and each Issuance Date, the Company shall not have sustained any loss on account of fire, explosion, flood, accident, calamity or other cause, of such character as shall, in the sole discretion of a Placement Agent, materially adversely affect its business or property.

(c) Between the date hereof and each Issuance Date, there shall be no litigation instituted, or to the knowledge of the Company threatened, against the Company and there shall be no proceeding instituted or threatened against the Company or before or by any federal or state commission, regulatory body or administrative agency or other governmental body, domestic or foreign, wherein an unfavorable ruling, decision or finding would have a Material Adverse Effect.

(d) During the period subsequent to the Commencement Date and prior to each Issuance Date, the Company (i) shall have conducted its business in the usual and ordinary manner as the same was being conducted on the Commencement Date and (ii) the Company shall not have suffered or experienced any Material Adverse Effect.

(e) The authorization of the Units, the Placement Agent Warrants, the Equity, the Subscription Documents, and all corporate proceedings and other legal matters incident thereto and to this Agreement shall be reasonably satisfactory in all material respects to counsel to the Placement Agent.

(f) The Company shall have furnished to the Placement Agent the opinion of its counsel, that:

(i) The Company is a validly existing corporation in good standing under the laws of the state of its incorporation with full corporate power and authority to enter into this Agreement and perform its obligations hereunder, and the Company is in good standing as a foreign corporation in the jurisdictions where it is qualified to do business and where its business requires such qualification.

(ii) The Company has an authorized capitalization as described in the Subscription Documents. The Units, Notes, Warrants and Placement Agent Warrants are in due and proper form and conform in all material respects to the rights set forth in the instruments defining the same. Except as set forth in the Subscription Documents or in the Company’s filings with the SEC, no direct or indirect rights to acquire Common Stock exist.

(iii) The Equity has been duly and validly issued and are fully paid and does not have any preemptive rights applicable thereto; and all of the Common Stock underlying the Equity has been duly authorized, reserved for issuance and, upon payment or conversion therefor (as applicable) in accordance with the terms of the applicable security, will be duly and validly issued, fully paid and non-assessable and will have no preemptive rights applicable thereto.

(iv) This Agreement, the Subscription Documents and all transactions contemplated hereby and thereby have been duly authorized, executed and delivered by the Company and are valid and binding obligations of the Company legally enforceable against the Company in accordance with its terms except as enforceability may be limited by bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights now or hereafter in effect, and to general equitable principles.

(v) Neither the execution, delivery or performance of this Agreement nor the consummation of the transactions herein contemplated, nor compliance with the terms hereof by the Company do or will conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, the articles of incorporation, as amended, or the bylaws, as amended, of the Company, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company is a party or by which it or any of its assets or properties is bound, or any law, order, rule, regulation, judgment, writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company or its business or any of its properties, the violation of which could prevent the Company from performing its obligations hereunder or otherwise materially adversely affect the Company; and no consent, approvals, authorizations or orders of agencies, officers or other regulatory authorities are necessary for the valid authorization, issue or sale of the Equity, and the performance by the Company of this Agreement and its consummation of the transactions contemplated hereby and under the Subscription Documents, except under state securities or Blue Sky Laws, as to which no opinion need be expressed.

(vi) There are no actions, suits or proceedings at law or in equity pending or threatened, against the Company and there are no proceedings pending or threatened against the Company before or by any federal or state commission, regulatory body or administrative agency or other governmental body wherein, either in any case or in the aggregate, an unfavorable ruling, decision or finding could materially adversely affect the business, franchise, licenses, permits, operations, financial condition or income of the Company which are not disclosed in the Subscription Documents.

(vii) The issuance of the Equity is exempt from registration under the Securities Act of 1933, as amended.

(g) The Company shall have furnished to the Placement Agents a certificate of the Chief Executive Officer and the Chief Financial Officer of the Company dated as of each Issuance Date, in the form attached hereto as Exhibit A.

All the opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance satisfactory to counsel of the Placement Agents, whose approval shall not be unreasonably withheld.

SECTION 8. Termination.

(a) This Agreement may be terminated by the either or both of the Placement Agents by notice to the Company in the event that the Company shall have failed or been unable to comply with any of the terms, conditions or provisions of this Agreement on the part of the Company to be performed, complied with or fulfilled within the respective times herein provided for, unless compliance therewith or performance or satisfaction thereof shall have been expressly waived by the applicable Placement Agent in writing.

(b) This Agreement may be terminated by either or both of the the Placement Agents by notice to the Company at any time if, in the sole judgment of such Placement Agent, the Offering or the sale or the payment for or the delivery of the Units is rendered impracticable or inadvisable because (i) additional material governmental restrictions not in force and effect on the date hereof shall have been imposed upon trading in securities generally, or minimum or maximum prices shall have been generally established, or trading in securities generally on the Over-The-Counter Bulletin Board shall have been suspended or a general banking moratorium shall have been established by federal or New York State authorities, (ii) a war, major hostilities, terrorist or similar activity, act of God or other calamity shall have occurred which materially adversely affects the ability of the Placement Agents to perform their obligations hereunder, (iii) of a Material Adverse Effect or (iv) either Placement Agent, in its respective sole discretion, shall be dissatisfied with the results of its due diligence investigation.

(c) Any termination of this Agreement pursuant to this section shall be without liability of any character (including, but not limited to, loss of anticipated profits or consequential damages) on the part of any party hereto, except that the Company shall remain obligated to pay the costs and expenses provided to be paid by it specified in Section 4(e) through the date of termination, and the Company shall be obligated to pay all losses, claims, damages or liabilities, joint or several, payable by the Company under Section 5(a).

SECTION 9. Finders. The Company and the Placement Agents mutually represent that they know of no third party who rendered any service in connection with the introduction of the Company to the Placement Agents and who is making a claim against anyone for a “finder’s fee” or similar type of fee in connection with the Offering. Each party hereby indemnifies the other against any claims by any person known to it and not known to the other parties hereto, who shall claim to have rendered services in connection with the introduction of the Company to the Placement Agents or to have such a claim and who shall make a claim for a fee in connection therewith.

SECTION 10. Placement Agent’s Representations and Warranties. The Placement Agents, each individually with respect to themselves, represent and warrant to and agree with the Company that:

(a) The Placement Agent is registered as a broker-dealer with the Securities and Exchange Commission and is a member in good standing of the National Association of Securities Dealers, Inc. (“NASD”).

(b) The Placement Agent will not effect offers or sales of the Units in any jurisdiction unless it or its representative is duly licensed to effect offers and sales in such jurisdiction and the offer and sale of the Units are registered or exempt from registration in such jurisdiction.

(c) The Placement Agent has duly authorized this Agreement and this Agreement is the valid, binding and enforceable obligation of the Placement Agent.

(d) In making any offer of the Units, the Placement Agent will not make any material representation to potential investors not contained in the Subscription Documents which has not been authorized in writing by the Company.

(e) The Placement Agent shall not utilize any general advertising or solicitation to offer the Units.

SECTION 11. Notice. Except as otherwise expressly provided in this Agreement, (a) whenever notice is required by the provisions of this Agreement to be given to the Company, such notice shall be given in writing, addressed to the Company at the address set forth in the Subscription Documents, with a copy to David L. Kagel, Esq., 1801 Century Park East, Suite 2500, Los Angeles, CA 90067 and (b) whenever notice is required by the provisions of this Agreement to be given to the Placement Agent, such notice shall be in writing addressed to the Placement Agent at the address set forth above, with a copy to Feldman Weinstein Smith LLP, 420 Lexington Avenue, Suite 2620, New York, NY 10170, Attn: Joseph Smith, Esq.

SECTION 12. Miscellaneous.

(a) This Agreement is made solely for the benefit of the Placement Agents, the Company and any controlling person referred to in Section 15 of the Securities Act, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The term “successor” or the term “successors and assigns” as used in this Agreement shall not include any purchaser, as such, of any of the Units.

(b) The headings in this Agreement are for reference only and shall not limit or otherwise affect any of the terms or provisions hereof.

(c) The provisions of this Agreement shall be deemed severable, so that if any part, section or provision hereof shall be declared unlawful or unenforceable, the remaining parts, sections or provisions hereof shall not be affected thereby and shall remain in full force and effect.

(d) This Agreement shall be deemed to have been drafted jointly by the parties hereto.

(e) The Placement Agents shall have the right to associate themselves with such other members of the NASD and/or foreign investment firms duly licensed, if required, in their respective locales offering the Units only offshore to the United States as additional agents as the Placement Agent may elect, in its sole discretion. Such additional agents may become selected dealers subject to this Agreement in the sole discretion of the Placement Agents by signing a Selected Dealer Agreement in form satisfactory to the Placement Agents. The Placement Agents, each individually, shall have the right to share any compensation due to them hereunder, with such additional agents and in such amounts as the applicable Placement Agent deems fit, in its sole judgment. In addition, such additional agents shall be afforded the same indemnification by the Company as offered to the Placement Agents hereunder.

(f) The validity, interpretation and construction of this Agreement, and of each part hereof, will be governed by the local laws of the State of New York, without giving effect to its conflict of law principles or rules. In the event of a dispute, the parties hereto agree to be bound by the arbitration procedures of the American Arbitration Association, and that such arbitration shall take place in the New York City metropolitan area. In actions not involving collection by a Placement Agent of compensation and/or reimbursement expenses, the prevailing party shall be reimbursed by the nonprevailing party for all reasonable attorney’s fees and costs (including all arbitration costs) incurred by the prevailing party in resolving such dispute. In any action in which a Placement Agent seeks compensation and/or reimbursement of expenses, the Company shall reimburse such Placement Agent for all costs associated with such action (including but not limited to reasonable attorney fees) as and when the Placement Agent provides the Company with invoices for such costs and expenses.

(g) This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together will constitute one and the same instrument. This Agreement may be executed by facsimile signatures or scanned electronic mail (e-mail) attachment.

(h) Westminster shall not be obligated to provide advice or perform services to the Company that are not specifically addressed in this Agreement and/or the engagement letter between the Company and Westminster Securities Corp. effective as of April 10, 2006 and as amended on June 27, 2007 (the “Engagement Letter”), and TriPoint shall not be obligated to provide advice or perform services to the Company that are not specifically addressed in this Agreement. The obligations of the Placement Agents described in this Agreement and the Engagement Letter, as applicable, consist solely of best efforts services to the Company. In no event shall the Placement Agents be required or permitted without express authorization by this Agreement or the Engagement Letter to make decisions for the Company or to provide legal or accounting services. All final decisions with respect to acts of the Company or its affiliates, whether or not made pursuant to or in reliance upon information or advice furnished by the Placement Agents hereunder, shall be those of the Company or such affiliates, and the Placement Agents shall under no circumstances be liable for any expense incurred or loss suffered by the Company as a consequence of such decisions.

(i) This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and authorized assigns. Any attempt by either party to assign any rights, duties, or obligations which may arise under this Agreement without the prior written consent of the other party shall be void.

(j) This Agreement contains the entirety of the agreements between the parties with respect to the Offering, and no party is relying on any agreement, representation, warranty, or other understanding not expressly stated in this Agreement with respect to such Offering. Notwithstanding the foregoing, the Engagement Letter shall continue to remain in full force and effect, as supplemented herein with the respect to the Offering, and shall survive any termination of this Agreement.

(k) The parties acknowledge that certain provisions of this Agreement must survive any termination or expiration thereof in order to be fair and equitable to the party to whom any promise or duty to perform is owed under such provision prior to such termination or expiration of the Agreement. Therefore, the parties agree that the provisions of Sections 1, 2, 3, 4, 5, 7, 8(c), 9, 10, 11, and 12 shall survive the termination or expiration of this Agreement for the period required to meet and satisfy any obligations and promises arising therein and thereunder

[SIGNATURE PAGE FOLLOWS]

[SIGNATURE PAGE TO PLACEMENT AGENT AGREEMENT FOR TECHNOCONCEPTS,
INC.]

Please confirm that the foregoing correctly sets forth the Agreement between the Placement Agents and the Company.

TECHNOCONCEPTS, INC.

By:

We hereby confirm as of the date hereof that the above letter sets forth the agreement between the Company, the other Placement Agent, and us.

WESTMINSTER SECURITIES CORPORATION

By:
John P. O’Shea, Chairman & CEO

TRIPOINT GLOBAL EQUITIES, LLC

By:
Mark Elenowitz, CEO

EXHIBIT A

FORM OF OFFICER’S CERTIFICATE

[Date]

Westminster Securities Corporation
100 Wall Street, 7th Floor
New York, NY 10005

Ladies and Gentlemen:

We, the Chief Executive Officer and Chief Financial Officer of TechnoConcepts, Inc. (the “Company”), in connection with the execution and delivery by the Company of each Subscription Agreement (the "Subscription Agreements"), by and among the Company and the investors identified on each signature page thereto (the “Investors”) as of the date above (“Closing”), do hereby certify as follows (Capitalized terms not otherwise defined herein are defined as set forth in the Subscription Agreements.):

(i) The representations and warranties of the Company in each Subscription Agreement are true and correct in all material respects at and as of the Closing and the Company has complied in all material respects with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing.

(ii) The Subscription Documents and any amendments and supplements thereto, and all statements contained therein, are true and correct, and neither the Subscription Documents nor any amendment or supplement thereto includes any untrue statement of a material fact or omits to state any material fact required to be stated therein in light of the circumstances in which they were made or necessary to make the statements therein not misleading, and since the Commencement Date, there has occurred no event required to be set forth in amended or supplemented Subscription Documents which has not been so set forth.

Very truly yours,

Antonio E. Turgeon	Michael Handelman
Chief Executive Officer	Chief Financial Officer